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                                                                     Exhibit A-6

                            ARTICLES OF ORGANIZATION
                                State Form 49459

[Seal of the state of Indiana]

                            ARTICLES OF ORGANIZATION:

The undersigned desiring to form a Limited Liability Company (herein after referred to as "LLC") pursuant to the Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of
Organization:

                      ARTICLE I: NAME AND PRINCIPAL OFFICE

Name of LLC:                        Whiting Leasing LLC

Principal Office:                   801 E. 86th Avenue
                                    Merrillville, IN 46410

                    ARTICLE II - REGISTERED OFFICE AND AGENT

Name of Registered Agent:           Gary W. Pottorff
Address of Principal Office:        801 E. 86th Avenue
                                    Merrillville, IN 46410

                             ARTICLE III DISSOLUTION

_____    The latest date upon which the LLC is to dissolve:

  X      The Limited Liability Company is perpetual until dissolution.

                              ARTICLE IV MANAGEMENT

_____    The Limited Liability Company will be managed by its members.

   X     The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true, this 23rd day of April, 2003.

/s/ Carlen C. Sellers

Carlen C. Sellers 6600 Sears Tower              Chicago IL 60606